Registration No. 333-

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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549
                                   ----------

                                    FORM S-3
                             REGISTRATION STATEMENT
                                      Under
                           THE SECURITIES ACT OF 1933
                                   ----------

                            KEYSTONE FINANCIAL, INC.
      (Exact name of registrant as specified in its governing instruments)

              Pennsylvania                                  23-2289209
      (State or other jurisdiction of                    (I.R.S. Employer
      incorporation or organization)                    Identification No.)

   One Keystone Plaza, Front and Market Streets
P.O. Box 3660, Harrisburg, Pennsylvania 17105-3660       (717) 233-1555
(Address of Principal Executive Offices)                (Telephone number)

                 Ben G. Rooke, Esquire, Keystone Financial, Inc.
                  One Keystone Plaza, Front and Market Streets
               P.O. Box 3660, Harrisburg, Pennsylvania 17105-3660
                                 (717) 231-5701
            (Name, address and telephone number of agent for service)

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

                                   ----------

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. |X|

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. |_|

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. |_|

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

                         CALCULATION OF REGISTRATION FEE
=========================================================================================
              Title of                         Proposed       Proposed
             securities          Amount         maximum       maximum         Amount of
                to be             to be     offering price   aggregate       registration
             registered        registered     per share *   offering price*     fee
=========================================================================================
Common Stock, $2 par value... 725,000 shs.     $33.125       $24,015,625      $8,281.25
=========================================================================================

     * Estimated solely for purposes of calculating the registration fee and calculated, pursuant to Rule 457(c), on the basis of the average of the high and low sale prices for the registrant's Common Stock on the NASDAQ Stock Market, Inc. on March 31, 1998, as reported in the Wall Street Journal.

=========================================================================================





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

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                                   PROSPECTUS
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                            Keystone Financial, Inc.

                           Dividend Reinvestment Plan

                                  Common Stock


This Prospectus describes the Dividend Reinvestment Plan of Keystone Financial, Inc. The plan provides Keystone shareholders a convenient way to buy additional shares of common stock by reinvesting dividends or making optional cash payments. Plan participants pay no brokerage commissions or other expenses.

The plan agent may purchase shares for participants either from Keystone or on the open market. The price to plan participants as of any dividend payment date will be the weighted average price of all shares purchased for that date. The price of shares purchased from Keystone will be the average of the high and low reported NASDAQ sales prices on the date of purchase.

Keystone's common stock is listed in the National Market System of the NASDAQ Stock Market. Its trading symbol is KSTN.

Keep this prospectus for future reference.


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Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the common stock or determined if this prospectus is accurate or complete. Any representation to the contrary is a criminal offense.
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Keystone Financial, Inc.
P.O. Box 3660
Harrisburg, PA  17105-3660
(717) 233-1555


April 2, 1999

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


                                    THE PLAN

Purpose and advantages

1.    What is the purpose of the plan?

      The purpose of the plan is to give shareholders of record a simple and convenient way to buy additional shares of common stock.

2.    How can I purchase common stock under the plan?

      If you are a shareholder of record of Keystone common stock, you can:

     - have all cash dividends on shares registered in your name automatically reinvested in additional shares of common stock,

     - continue to receive cash dividends on the shares registered in your name and purchase common stock by making optional cash payments of not less than $100 per payment nor more than $5,000 per dividend payment date, or

     -  invest both cash dividends and optional cash payments.

3.    What are the advantages of the plan?

Your dividends and optional cash payments are fully invested because:

     -  You do not have to pay brokerage commissions or other expenses,

     - You can buy fractional shares, as well as whole shares, of common stock, and

     - Dividends on all shares credited to your plan account are automatically reinvested in additional whole and fractional shares.

      You also avoid the need for safekeeping certificates for shares credited to your plan account against loss, theft or destruction. A regular account statement provides a record of each transaction.

Administration

4.    Who administers the plan?

      American Stock Transfer & Trust Company administers the plan as agent for the plan participants. The agent keeps records, sends statements of account to participants and performs other duties relating to the plan. Shares purchased under the plan are registered in the name of the agent or its nominee, as agent for the plan participants. Keystone pays all costs of administering the plan.

      You can contact the agent at the following address:

                     American Stock Transfer & Trust Company
                        Attention: Dividend Reinvestment
                                 40 Wall Street
                               New York, NY 10005

      If you are already a plan participant, be sure to mention your account number(s) in any correspondence.

Eligibility

5.    Who is eligible to participate in the plan?

      If you are a Keystone shareholder of record, you are eligible to participate in the plan if you have reached the age of majority in your state of residence.

      If your Keystone shares are registered in a name other than your own, such as that of a broker, bank nominee or trustee, you must first become a shareholder of record (by having a stock certificate issued in your own name) in order to participate directly in the plan.

Enrolling in the plan

6.    How do I become a participant?

      A holder of record of common stock may elect to become a plan participant at any time. If you wish to become a participant, all you need to do is complete and sign an Authorization Form and mail it to American Stock Transfer & Trust Company, Attention: Dividend Reinvestment, 40 Wall Street, New York, NY 10005. You can obtain an Authorization Form by writing to the same address.

7.    What does the Authorization Form provide?

      The Authorization Form permits you to choose between the two optional methods of purchasing common stock under the plan:

     - to reinvest automatically all cash dividends on all common stock regi-tered your name, or

     - to invest only optional cash payments of not less than $100 each, up to a total of $5,000 per dividend payment date.

      If you elect the dividend reinvestment option, you may also make optional cash payments. You can change your election by completing and signing a new Authorization Form and returning it to the agent. A change of election concerning the reinvestment of dividends must be received by the agent at least five business days before the record date for a dividend for the change to become effective with that dividend.

      If you sign and return an Authorization Form without checking the desired option, you will be deemed to have elected the dividend reinvestment option.

      If you elect the dividend reinvestment option, we will reinvest dividends on all shares of common stock registered in your name, including shares subsequently acquired. Whether or not you elect to reinvest dividends on the shares registered in your name, all cash dividends paid on the whole or fractional shares previously credited to your plan account will be reinvested automatically.

8.    When will dividends be reinvested?

      Dividends are reinvested as of each dividend payment date. Historically, the dividend payment dates for common stock have been January 20, April 20, July 20 and October 20. However, there is no assurance that dividends will be paid in the future or that they will be paid on those dates.

      If you elect dividend reinvestment and the agent receives your Authorization Form at least five business days before the record date for a dividend, that dividend will be reinvested. If your Authorization Form is received less than five business days before the record date for a dividend, that dividend will be paid in cash, and reinvestment of your dividends will not begin until the following dividend payment date.


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

Optional cash payments

9.    Who is eligible to make optional cash payments?

      If  you  are  an  eligible   shareholder   and  have  submitted  a  signed
Authorization Form, you are eligible to make optional cash payments, whether or not you have elected to reinvest your dividends.

10.   When can I make an optional cash payment, and when will it be invested?

      Optional cash payments are invested as of each dividend payment date (normally January 20, April 20, July 20 and October 20). For your optional cash payment to be invested on a dividend payment date, the agent must receive your funds no earlier than 30 days before the dividend payment date and no later than the close of business on the last business day before the dividend payment date. If the agent receives your optional cash payment more than 30 days before a dividend payment date or after the close of business on the business day before the dividend payment date, the agent will return your payment to you without investing it.

      No interest is paid on optional cash payments. You should send your optional cash payment to arrive shortly before the dividend payment date.

11.   How do I make an optional cash payment?

      You can make an optional cash payment when enrolling in the plan by sending the agent, along with your completed Authorization Form, a check or money order payable to American Stock Transfer & Trust Company for not less than $100 nor more than $5,000.

      After you have enrolled in the plan and your initial investment is made, whether of dividends or optional cash, you will receive an optional cash payment form attached to each statement of account. Any check or money order for an optional cash payment must be made payable to American Stock Transfer & Trust Company and should be accompanied by a properly completed optional cash payment form. Checks and forms should be mailed to American Stock Transfer & Trust Company, Attention: Dividend Reinvestment, 40 Wall Street, New York, NY 10005.

      Optional cash payments must be in United States dollars and may not be less than $100 per payment nor more than $5,000 in the aggregate for any dividend payment date. You do not have to send the same amount each time, and there is no obligation to make an optional cash payment in any quarter. Do not send cash.

      You can obtain a refund of an optional cash payment by sending a written request to the agent at the above address so that it is received at least two business days before the dividend payment date.

Purchases

12.   What is the source of the common stock purchased under the plan?

      The agent may purchase shares of common stock for participants' plan accounts either (1) from Keystone or (2) on the open market.

      The purchase price of common stock purchased from Keystone as of any dividend payment date will be the average of the reported NASDAQ high and low sales prices on the dividend payment date. If a dividend payment date is a day on which common stock is not traded, the purchase price will be the average of the prices determined under the previous sentence for the trading dates before and after the dividend payment date. Keystone will use the proceeds of any sales of common stock to the plan to fund its cashflow requirements and other corporate investment opportunities and for general corporate purposes.

      In open market purchases, the agent will purchase common stock at the then current market prices. The agent may purchase shares on any securities exchange where Keystone's common stock is then traded, in the over-the-counter market or in negotiated transactions and on such terms as to price, delivery and otherwise as the agent or the broker selected by the agent for this purpose may determine.

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

13.   When will common stock be purchased for participants' accounts?

      On each dividend payment date, or the next business day, Keystone will (1) issue to the agent any shares of common stock to be purchased from Keystone and
(2) pay to the agent all dividends to be invested under the plan in excess of the purchase price of any shares purchased from Keystone. The agent will use any dividends received, and any optional cash payments not used to purchase shares from Keystone, to purchase common stock on the open market for the accounts of plan participants.

      The agent will make any open market purchases as promptly as practicable, consistent with the provisions of applicable securities laws and market conditions. Except where necessary to comply with applicable laws and regulations, the agent will invest dividends within 30 days, and optional cash payments within 45 days, after it receives them. The agent or the broker selected by it will determine the exact timing of open market purchases, including the number of shares to be purchased on any day or at any time of day, the prices paid, the markets on which purchases are made and the brokers, dealers or other persons from or through which purchases are made. The agent may purchase common stock in advance of a dividend payment date for settlement on or after that date. No interest will be paid on funds held by the agent pending investment.

14.   What price will I pay for common stock purchased through the plan?

      The price you will pay for shares of common stock purchased through the plan as of any dividend payment date will be the weighted average price of all shares of common stock purchased by the agent for the plan for that date, whether from Keystone or on the open market. Keystone will pay all brokerage commissions or similar charges incurred by the agent to purchase common stock.

15.   How many shares will be purchased for me?

      The number of shares purchased for you as of any dividend payment date will equal your total dollar amount to be invested divided by the applicable purchase price, computed to the fourth decimal place.

      If you elect to reinvest dividends on common stock registered in your name, your dollar amount to be invested as of any dividend payment date will be the sum of:

     -  the dividend on all certificate shares registered in your name,

     - any optional cash payments to be invested as of the dividend payment date (see Question 10), and

     - the dividend on all whole and fractional shares of common stock previously credited to your plan account.

      If you elect to invest only optional cash payments, your dollar amount to be invested as of any dividend payment date will be the sum of:

     - any optional cash payments to be invested as of the dividend payment date (see Question 10), and

     - the dividend on all whole and fractional shares of common stock prev-iously credited to your plan account.

      The amount to be invested for any participant will be reduced by the amount of any required tax withholding, including any "backup withholding: described in Questions 38 and 39 below and any withholding required on dividends received by foreign participants.

Reports to participants

16.   What reports are sent to plan participants?

      Each time common stock is purchased for your account, whether by reinvestment of dividends or optional cash payment, the agent will send you a statement showing the number of shares purchased, the purchase price, the date on which the shares were purchased and the number of shares held in your account. You should keep these statements for income tax purposes. In addition, you will receive the same communications sent to every holder of common stock, including Keystone's Quarterly Reports, Annual Report, Notice of Annual Meeting and Proxy Statement and income tax information for reporting dividends paid.

Stock certificates

17. Are certificates issued to participants for shares of common stock pur-chased through the plan?

      Shares of common stock purchased through the plan are registered in the name of the agent or its nominee, as agent for the plan participants. The number of shares of common stock credited to your plan account is shown on your account statement. Certificates for these shares will not be sent to you unless requested.

      You may obtain a certificate for any number of whole shares of common stock credited to your plan account by making a written request to the agent. The agent will send you your certificate, at no charge to you, normally within two weeks after it receives your request. Any remaining whole shares and fraction of a share will continue to be credited to your account.

      Shares of common stock may not be pledged, sold or otherwise transferred while credited to your plan account. In order to pledge, sell or transfer shares credited to your plan account, you must first request that a certificate for the shares be issued in your name.

      A certificate for a fraction of a share will not be issued under any circumstances.

18. What is the effect on my plan account if I request a certificate for shares held in the account?

      If you request a certificate for whole shares held in your plan account, dividends on any remaining whole shares and fraction of a share credited to your account will continue to be reinvested. In addition, if you maintain an account for reinvestment of dividends, dividends on the shares for which the certificate was requested would continue to be reinvested under the plan so long as the shares remain registered in your name. If you have a plan account for optional cash payments only, dividends on shares for which a certificate is issued will no longer be reinvested under the plan unless and until you submit an Authorization Form to authorize reinvestment of dividends on common stock registered in your name (see Questions 6 through 8).

19. May common stock I hold in certificate form be deposited in my plan account?

      Yes. Common stock certificates registered in your name may be delivered to the agent for deposit to your plan account. This procedure allows you to avoid the necessity of safekeeping certificates. You should contact the agent (see Question 4) for the proper procedure to deposit certificates.

      You may deposit common stock certificates in your plan account whether or not you have authorized reinvestment of dividends on common stock registered in your name. However, as with all other shares held in your plan account, all dividends on any shares deposited will automatically be reinvested.


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

Withdrawal from the plan

20.   Can I withdraw from the plan?

      Yes. The plan is entirely voluntary, and you may terminate your plan account at any time by providing written notice instructing the agent to termi-nate the account.

21.   What happens when I terminate my plan account?

      If the agent receives your notice of termination at least five business days before the record date for the next dividend, reinvestment of dividends will cease as of the date your notice of termination is received. If the agent receives your notice of termination less than five business days before a dividend record date, the termination will not become effective until after the reinvestment of that dividend. Optional cash payments can be refunded if the agent receives your notice of termination at least two business days before the dividend payment date.

      When terminating your account, you may request a stock certificate for all whole shares held in the account. As soon as practicable after it receives your notice of termination, the agent will send you:

    -  a certificate for all whole shares of common stock in your account, and

    - a check for the value of any fractional share and any uninvested optional cash payments.

      When terminating your account, you may also request that all shares, both full and fractional, credited to the account be sold or that certain of the shares be sold and a certificate be issued for the remaining shares (see Question 23).

22.   May I later re-elect to participate in the plan?

      Generally, a shareholder of record may re-elect to participate at any time. However, the agent reserves the right to reject any Authorization Form on grounds of excessive joining and withdrawing. This reservation is intended to minimize unnecessary administrative expense and to encourage use of the plan as a long-term shareholder investment service.

Sale of shares

23.   May I request that shares held in my plan account be sold?

      Yes. You may request that the agent sell all or any part of the shares held in your plan account either when terminating the account (see Question 21) or without terminating the account. The agent will not sell a fractional share unless the entire fractional share held in the account is sold. If all shares (including any fractional share) held in a plan account are sold, the account will automatically be terminated, and you will have to complete and file a new Authorization Form (see Questions 6 through 8) to again participate in the plan.

      Within seven days after it receives your written request to sell shares in your plan account, the agent will place a sell order through a broker or dealer it selects. You will receive the proceeds of the sale, less any brokerage commission, transfer tax or other fees incurred by the agent allocable to the sale of your shares.

24. What happens if I sell or transfer all the shares of common stock regis-tered in my name?

      Once you become a participant in the plan, you may remain a participant even if you later dispose of all common stock registered in your name. If you dispose of all certificate shares registered in your name, you may continue to make optional cash payments, and the agent will continue to reinvest the dividends on the shares credited to your plan account unless you notify the agent that you wish to terminate the account.

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

Other information

25.  What happens if Keystone issues a stock dividend or declares a stock split?

      If there is a stock split or a stock dividend payable in common stock, the agent will credit your plan account with the applicable number of whole and/or fractional shares of common stock based both on the number of shares of common stock held in your plan account and the number of shares registered in your own name as of the record date for the stock dividend or split.

26.   What happens if Keystone has a rights offering?

      If Keystone has a rights offering in which separately tradable and exercisable rights are issued to registered holders of common stock (including the rights certificates issuable on the Distribution Date under Keystone's Shareholder Rights Plan), the rights attributable to whole shares held in your plan account will be transferred to you as promptly as practicable after the rights are issued. Rights attributable to fractional shares will be sold, and the proceeds will be treated as an optional cash payment.

      Rights  attributable to shares of common stock registered in your own name
will  be  treated  in  the  same  manner  as  the  rights  of   nonparticipating
shareholders.

27.   How are a plan participant's shares voted at shareholder meetings?

      You can vote shares of common stock credited to your plan account in the same manner as shares registered in your own name. For each shareholder meeting, we will send you a proxy statement and a form of proxy which covers both the shares registered in your own name and all whole and fractional shares of common stock credited to your plan account as of the record date for the meeting. If you wish, you also may vote all of these shares in person at the meeting.

28.   What is the responsibility of Keystone and the agent under the plan?

      Keystone and the agent, in administering the plan, are not liable for any act done in good faith or for any good faith omission to act. This includes any claim of liability due to failure to terminate an account upon the death of a participant until the agent receives written notice of the death, the prices and times at which shares are purchased or sold for a participant, or any fluctuation in market value before or after any purchase or sale of shares.

      The agent will send all notices to the participant's last known address. You should notify the agent promptly in writing of any change of address.

      The agent may resign as administrator of the plan at any time, in which case Keystone would appoint a successor administrator. In addition, Keystone may replace the agent with a successor administrator at any time.

29.   May the plan be amended, suspended or terminated?

      While Keystone expects to continue the plan indefinitely, Keystone may amend, suspend or terminate the plan at any time. To the extent practicable, any amendment, suspension or termination will be announced to participants at least 30 days before its effective date, and participants who do not withdraw before the effective date will be deemed to have accepted the amendment.

30.   What happens if the plan is terminated?

      If the plan is terminated, you will receive (1) a certificate for all whole shares of common stock held in your account and (2) a check for the value of any fractional share in your account and any uninvested optional cash payment.

31.   Who interprets and regulates the plan?

      Keystone is authorized to interpret the plan, adopt regulations and take any other action reasonably designed to implement the plan. Any action taken by Keystone or the agent in the good faith exercise of its judgment will be binding on participants.

32.  Who bears the risk of market price fluctuations in Keystone's common stock?

      In this regard, a participant's investment is no different from that of nonparticipating shareholders. The participant bears the risk of loss and has the opportunity for gain from market price changes for both shares held in the plan and shares registered in the participant's own name.

Paying taxes

      This section discusses the federal income tax information connected with the plan, based on current federal tax laws applicable to United States citizens or residents. If federal tax laws change in the future, the following may change and no longer apply. State, local, foreign and other tax provisions vary and are not covered in this summary. In any event, you should consult your tax advisor about your particular transactions, especially if you may be covered by other tax rules.

33.   When am I taxed on reinvested dividends?

      You are taxed on each dividend payment date even though the amount of dividends reinvested is not actually received in cash but instead is applied to the purchase of common stock for your account.

34.   How is the amount of the taxable dividend determined?

      In the case of common stock purchased from Keystone, the amount of the taxable dividend is equal to the full amount of the cash dividend payable on the shares registered in your name plus the cash dividend payable on any shares held in your account. In the case of common stock purchased on the open market, the amount of the taxable dividend is that same amount plus an additional dividend equal to your pro-rata share of any brokerage commissions paid by Keystone in connection with the agent's purchase of common stock on your behalf.

35.   Am I taxed on optional cash payments?

      You do not generally receive any taxable income by purchasing common stock through an optional cash payment. However, in the case of common stock purchased on the open market, you will be treated as having received an additional dividend equal to your pro-rata share of any brokerage commissions paid by Keystone in connection with the agent's purchase of common stock on your behalf.

36.   Will I receive any record of dividends received?

      Each year, Keystone will mail you a Form 1099-DIV. This form will report the taxable dividends on common stock registered in your name or credited to your account, and will include any dividends in the form of brokerage commissions paid by Keystone. You must report these dividends on your Federal income tax return.

37.   Are there exceptions to the rule that dividends are taxable when received?

      There are two exceptions. First, in certain cases, all or part of a dividend may not be taxable as a "dividend," but may instead be a nontaxable return of capital. At present, Keystone does not anticipate that any dividends will be a nontaxable return of capital, but if that occurs, it will be shown on the Form 1099-DIV that is sent to you. Second, dividends received by corporations may be eligible for a percentage dividends received deduction if certain requirements are satisfied. Since corporations are covered by this and other tax rules, they should contact their tax advisors.

38.   Is there any tax withholding required?

      Generally, tax withholding is not required on any dividends reinvested under the plan. If you are subject to "backup withholding," however, Keystone may be required to withhold 31% of all dividends otherwise payable to you, whether the dividends are paid in cash or reinvested under the plan. Because backup withholding amounts are deducted from the dividends before any reinvestment, the amount of dividends available to be reinvested under the plan will be reduced if you are subject to backup withholding. Any brokerage commissions that are considered dividends are not subject to backup withholding.

39.   When am I subject to "backup withholding"?

      You are subject to backup withholding if any of the following four situations apply:

     - You failed to properly furnish Keystone with your correct taxpayer identification number;

     - The Internal Revenue Service or a broker notifies Keystone that the taxpayer identification number furnished by you is incorrect;

     - The Internal Revenue Service notifies Keystone that backup withholding should start because you failed to properly report dividends paid to you; or

      - If you are required to do so by law, you failed to certify, under penalties of perjury, that you are not subject to backup withholding.

40.   What are the tax consequences if I sell my purchased shares?

      When you sell your shares of stock, you will usually have a capital gain (or loss), depending on the difference between the sale price and your "tax basis" in the shares. The capital gain (or loss) is considered "long-term" or "short-term" depending on your "holding period" for the stock.

41.   What is my "tax basis" in purchased shares?

      Your tax basis for purchased shares is the price paid for the common stock, which is shown on each statement of account that you receive, plus any brokerage commissions paid by Keystone, which is also shown on your statement of account.

42.   How do I measure my "holding period" for purchased shares?

     Your holding period for common stock purchased under the plan begins on the day following the date the common stock was credited to your account. The holding period ends on the date you dispose of the shares.

43.  What if I request a certificate for my shares or terminate my plan account?

      You will not recognize any taxable income upon receipt of a certificate for whole shares of common stock credited to your plan account, whether you request the certificate or receive it upon termination of your plan account. You may, however, recognize a gain or loss if you receive a cash payment for a fractional share credited to a plan account or when shares held in the account are sold at your request.


                  WHERE TO FIND MORE INFORMATION ABOUT KEYSTONE

      Keystone files annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any materials we file with the SEC at the SEC's Public Reference Room at 450 Fifth Street, N.W., Washington, DC 20549. To obtain information on the operation of the Public Reference Room, call the SEC at 1-800-SEC-0330. The SEC also maintains an Internet site at http://www.sec.gov where you can electronically access copies of our SEC filings.

      The SEC allows us to "incorporate by reference" into this prospectus information about Keystone which is contained in the reports we file with the SEC. This means that we can disclose this information to you by referring to our SEC reports. The information incorporated by reference is deemed to be part of this prospectus. The following is a list of the reports which are incorporated by reference in this prospectus:

     - Our latest Annual Report on Form 10-K. At the date of this prospectus, our latest Form 10-K Annual Report was our report for the year ended December 31, 1998.

     - Any Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and proxy statements that we file after the date of our latest Annual Report on Form 10-K. At the date of this prospectus, we had not filed any of these reports since the date of our latest Form 10-K filing.

     - Our Current Report on Form 8-K dated July 7, 1998, which contains a description of the common stock, and any amendment or report which we later file to update that description.

      Copies of the documents incorporated by reference in the prospectus are available at the SEC's Public Reference Room and at its Internet site at the addresses given in the first paragraph under this caption. You can also obtain copies of any or all of the documents, without charge, by written or oral request to Keystone Financial, Inc., P.O. Box 3660, Harrisburg, Pennsylvania 17105-3660, Attention: Corporate Secretary (telephone:717-233-1555).

                                     EXPERTS

      Ernst & Young LLP, independent auditors, have audited our consolidated financial statements which are incorporated by reference in our Annual report on form 10-K for the year ended December 31, 1998, as set forth in their report, which as to the year 1996 is based in part on the report of other auditors, which is incorporated by reference in this prospectus and elsewhere in the registration statement. Our financial statements are, and audited financial statements to be included in subsequently filed documents will be, incorporated by reference in reliance on Ernst & Young LLP's report, given on their authority as experts in accounting and auditing.


                                  LEGAL OPINION

      The law firm of Reed Smith Shaw & McClay LLP, Mellon Square, 435 Sixth Avenue, Pittsburgh, Pennsylvania 15219 has provided a legal opinion to Keystone as to the validity of the shares of common stock offered by this prospectus.

      You should rely only on the information which is contained or incorporated by reference in this prospectus in determining whether to purchase common stock under the plan. We have not authorized anyone to provide you with any additional or different information.

                                    KEYSTONE
                                FINANCIAL [LOGO]
                                  P.O. Box 3660
                            Harrisburg, PA 17105-3660
                                  717/233-1555

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.  Other Expenses of Issuance and Distribution.

         The following is an estimate of expenses to be incurred in connection with the issuance and distribution of the Common Stock:

Securities and Exchange Commission registration fee...........     $   8,281
NASDAQ Stock Market, Inc. listing fee.........................        10,000
Accounting fees and expenses..................................         3,500
Legal fees and expenses.......................................        10,000
Printing and mailing costs....................................         5,500
Plan Agent's fees.............................................        43,500
Miscellaneous.................................................         2,219
                                                                 ------------
                     Total....................................     $  83,000

Item 15.  Indemnification of Directors and Officers.

         1. Pennsylvania Business Corporation Law. Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the "BCL") provide that a business corporation shall have the power to indemnify any person who was or is a party, or is threatened to be made a party, to any proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, had no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

         BCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the indemnitee has met the applicable standard of conduct. Such determination shall be made:

                  (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

                  (2) if such a quorum is not obtainable, or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

                  (3)  by the shareholders.

         Notwithstanding the above, BCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

         BCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any proceeding may be paid by the corporation in advance of the final disposition of the proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the indemnitee is not entitled to be indemnified by the corporation.

         BCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or directors or otherwise, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise for any action taken or any failure to take any action whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

         BCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

         2. Indemnification Bylaw. Section 8.01 of the registrant's Bylaws (the "Indemnification Bylaw") was adopted by the shareholders at their Annual Meeting held on May 28, 1987 and became effective on that date. Under the Indemnification Bylaw, except as prohibited by law, every director and officer of the registrant is entitled as of right to be indemnified by the registrant against all expenses and liabilities incurred in connection with any actual or threatened claim or proceeding, whether civil, criminal, administrative, investigative or other, whether brought by or in the right of the registrant or otherwise, in which the director or officer may be involved in any manner, by reason of his being or having been a director or officer of the registrant or by reason of the fact that he is or was serving at the request of the registrant as a director, officer, employee, fiduciary or other representative of another corporation or other entity. In an action brought by a director or officer against the registrant, the director or officer is only entitled to indemnification for expenses in certain circumstances. Each director and officer is also entitled as of right to have his expenses in defending an action paid in advance by the registrant prior to final disposition of the action, subject to any obligation which may be imposed to reimburse the registrant in certain events. The Indemnification Bylaw establishes a procedure whereby a director or officer may bring an action against the registrant if a written claim for indemnification or advancement of expenses is not paid by the registrant in full within thirty days after the claim has been presented. The director or officer is also entitled to advancement of expenses in this proceeding. The only defense to an action to recover a claim for indemnification is that the indemnitee's conduct was such that under Pennsylvania law the registrant is prohibited from indemnifying the indemnitee. The only defense to an action to recover payment of expenses in advance is failure by the indemnitee to make an undertaking to reimburse the registrant if such an undertaking is required.

         The Indemnification Bylaw applies to every action, other than actions filed prior to January 27, 1987, except that it does not apply to the extent that Pennsylvania law does not permit its application to any breach or failure of performance of duty by a director or officer occurring prior to January 27, 1987. Any amendment or repeal of the Indemnification Bylaw will operate prospectively only and will not affect any action taken, or failure to act, by a director or officer prior to the adoption of such amendment or repeal.

         3. Director and Officer Liability Insurance. The registrant maintains director and officer liability insurance covering its directors and officers with respect to liability which they may incur in connection with their serving as such, which liability could include liability under the Securities Act of 1933. Under the insurance, the registrant is entitled to reimbursement for amounts as to which the directors and officers are indemnified under the Indemnification Bylaw. The insurance may also provide certain additional coverage for the directors and officers against certain liability even though such liability is not subject to indemnification under the Indemnification Bylaw.

         4. Indemnification Agreements. At their Annual Meeting held on May 28, 1987, the shareholders also approved a proposed form of Indemnification Agreement to be entered into between the registrant and each of its present and future directors and such other officers, employees and agents of the registrant and its subsidiaries as shall be designated from time to time by the Board of Directors.

         The form of agreement provides essentially the same rights to indemnification against liabilities and expenses as are provided in the
Indemnification Bylaw. In addition, the form of agreement requires the registrant to either maintain the liability insurance coverage currently in effect for the benefit of the contractee or to hold the contractee harmless to the full extent of such coverage.

         Further,   the   form  of   agreement   provides   that  if  the   full
indemnification claimed by the contractee may not be paid by the registrant because prohibited by law and the registrant is jointly liable with the contractee as to the matter for which indemnification was sought (or would be so liable if the registrant were joined in such matter), the contractee has a right to contribution from the registrant for the amount of any expenses and liabilities incurred by the contractee as to such matter based on the relative benefits received by the registrant and the contractee from the transaction from which the liability arose and the relative fault of the registrant (including the registrant's other directors, officers, employees or agents) and the contractee in connection with the events which resulted in such expenses or liability, as well as any other relevant equitable considerations.

         Under the form of agreement, a contractee is entitled to the rights to indemnification for expenses and liability, advancement of expenses and contribution provided by the agreement notwithstanding any amendment or repeal of the Indemnification Bylaw. In addition, although a change in law restricting indemnification rights would automatically restrict the indemnification rights provided under the Indemnification Bylaw, the form of agreement provides that a change in law restricting indemnification rights will not affect the rights of a contractee under the agreement unless the law so requires.

Item 16.  Exhibits.

         An Exhibit Index, containing a list of all exhibits filed with this registration statement, is included on page II-8.

Item 17.  Undertakings.

          (a)  Rule 415 offering.

          The undersigned registrant hereby undertakes:

          (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933 (the "Securities Act");

                    (ii) To reflect in the prospecus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;


                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Securities and Exchange Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the registration statement;

         (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; and

         (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

             (b) Filings incorporating subsequent Exchange Act Documents by Reference.

         The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Exchange Act that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.


         Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described under Item 15 above, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Harrisburg, Pennsylvania, on the 31st day of March, 1999.


                                                  KEYSTONE FINANCIAL, INC.



                                         By       /s/ Carl L. Campbell
                                                  _________________________
                                                  Carl L. Campbell, Chairman
                                                  and Chief Executive Officer


                                POWER OF ATTORNEY

         KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Carl L. Campbell, Ben G. Rooke, George R. Barr, Jr. and Donald F. Holt, and each of them, the undersigned's true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for and in the undersigned's name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done, as fully to all intents and purposes as the undersigned might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents or any of them, or their or his substitutes, may lawfully do or cause to be done by virtue thereof.

         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.



       Signature                 Capacity                             Date
----------------------------  ---------------------------------  ---------------

/s/ Carl L. Campbell          Chairman, Chief Executive Officer   March 31, 1999
----------------------------  And Director
Carl L. Campbell


/s/ Mark L. Pulaski           President, Chief Operating          March 31, 1999
----------------------------  Officer and Director
Mark L. Pulaski


/s/ Donald F. Holt            Executive Vice President, Chief     March 31, 1999
----------------------------  Financial Officer and Principal
Donald F. Holt                Accounting Officer


/s/ A. Joseph Antanavage, Jr. Director                            March 31, 1999
-----------------------------
A. Joseph Antanavage, Jr.

       Signature                 Capacity                             Date
-----------------------------  ---------------------------------  --------------

/s/ June B. Barry              Director                           March 31, 1999
-----------------------------
June B. Barry


/s/ George T. Brubaker         Director                           March 31, 1999
-----------------------------
George T. Brubaker


-----------------------------  Director                           March  ,  1999
Paul I. Detwiler, Jr.


/s/ Donald Devorris            Director                           March 31, 1999
-----------------------------
Donald Devorris


/s/ Gerald E. Field            Director                           March 31, 1999
-----------------------------
Gerald E. Field


/s/ Philip C. Herr, II         Director                           March 31, 1999
-----------------------------
Philip C. Herr, II


/s/ Allan W. Holman, Jr.       Director                           March 31, 1999
-----------------------------
Allan W. Holman, Jr.


/s/ Richard G. King            Director                           March 31, 1999
-----------------------------
Richard G. King


/s/ Uzal H. Martz, Jr.         Director                           March 31, 1999
-----------------------------
Uzal H. Martz, Jr.


-----------------------------  Director                           March   , 1999
Max A. Messenger


/s/ William L. Miller          Director                           March 31, 1999
-----------------------------
William L. Miller


       Signature                 Capacity                             Date
-----------------------------  ---------------------------------  --------------

/s/ Don A. Rosini              Director                           March 31, 1999
-----------------------------
Don A. Rosini


 /s/ James I. Scheiner         Director                           March 31, 1999
-----------------------------
James I. Scheiner


-----------------------------  Director                           March   , 1999
F. Dale Schoeneman


-----------------------------  Director                           March   , 1999
Molly Dickinson Shepard


/s/ Ronald C. Unterberger      Director                           March 31, 1999
-----------------------------
Ronald C. Unterberger


-----------------------------  Director                           March   , 1999
G. William Ward


-----------------------------  Director                           March   , 1999
Ray L. Wolfe

                            KEYSTONE FINANCIAL, INC.

                           Dividend Reinvestment Plan




                             REGISTRATION STATEMENT
                                   ON FORM S-3

                                  Exhibit Index

                    (Pursuant to Item 601 of Regulation S-K)


   Exhibit
     No.                    Description and Method of Filing
--------------------------------------------------------------------------------

     4.1 Restated Articles of Incorporation of the registrant, as amended through July 29, 1996 (incorporated herein by reference to Exhibit 4.1 to the registrant's Registration Statement on Form S-4 No. 333-02065).

     4.2 Bylaws of the registrant, as amended to November 19, 1998 (incorporated herein by reference to Exhibit 3.2 to the registrant's Annual Report on Form 10-K for the year ended December 31, 1998).

     4.3 Keystone Financial, Inc. Series A Junior Participating Preferred Stock Rights Agreement dated as of June 25, 1990 (incorporated herein by reference to Exhibit 1 to the registrant's Form 8-A Registration Statement dated January 25, 1990).

     4.4 Amendment No. 1 to Series A Junior Participating Preferred Stock Rights Agreement dated as of December 20, 1990 (incorporated herein by reference to Exhibit 2 to the registrant's Form 8 Amendment dated December 20, 1990).

     5.1 Opinion of Reed Smith Shaw & McClay LLP as to the legality of the shares being registered (filed herewith).

     23.1 Consent of Reed Smith Shaw & McClay LLP (contained in their opinion filed herewith as Exhibit 5.1).

     23.2 Consent of Ernst & Young LLP, independent auditors (filed herewith).

     23.3 Consent of Beard & Co.,Inc., independent auditors (filed herewith).

     24.1 Power of Attorney, contained on the signature page to this Registration Statement.